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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 2001 (except for Note 14, as to which the date is March 1, 2001), in Amendment No. 3 to the Registration Statement (Form S-4) and related Prospectus of MMI Products, Inc. for the registration of its 13% Series B Senior Subordinated Notes due 2007.


                                                     /s/ Ernst & Young LLP


Houston, Texas
November 20, 2001